UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2026
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2026, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) certified the election by its member, Wyrulec Company (“Wyrulec”), of Dewey Hageman, as the director representing Wyrulec on Tri-State’s Board of Directors. Mr. Hageman is expected to serve on the External Affairs-Member Relations Committee.
On February 2, 2026, Tri-State certified the election by its member, Chimney Rock Public Power District (“CRPPD”), of Dan Carnine to replace Kevin Stuart, as the director representing CRPPD on Tri-State’s Board of Directors. Mr. Carnine is expected to serve on the External Affairs-Member Relations Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: February 3, 2026	By:	/s/ Bryan R. Davis
Bryan R. Davis
Senior Vice President/Chief Financial Officer